UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2010

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2010, Superior Industries International, Inc. (the “Company”) announced that Kerry A. Shiba has been named senior vice president and chief financial officer of the Company.  Mr. Shiba succeeds Emil (“Bud”) Fanelli who had served as the Company’s interim chief financial officer since October 23, 2009 and who will resume his previous duties as Vice President and Corporate Controller.

Mr. Shiba, age 55, most recently held the position of senior vice president and chief financial and restructuring officer and president of the original equipment business unit of Remy International, Inc., a tier-one supplier of electrical components to automobile and truck manufacturers.  Mr. Shiba previously held a number of senior management positions, including senior vice president and chief financial officer, with Kaiser Aluminum Corporation, an integrated aluminum manufacturer.

Pursuant to his offer letter, Mr. Shiba is entitled to an annual base salary of $325,000 plus an $800 monthly car allowance.  If he remains employed with the Company in good standing, his annual base salary will increase to $350,000 after nine months.  Beginning in 2011, Mr. Shiba will be eligible for a discretionary annual performance bonus of up to thirty-five percent (35%) of his base salary.  Mr. Shiba is eligible to participate in the Company’s incentive, savings and welfare benefit plans.

Upon approval by the Compensation and Benefits Committee of our board of directors, Mr. Shiba will receive an initial equity award of 4,000 shares of restricted stock and an option to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the effective date of the Compensation and Benefits Committee’s approval.  Both the restricted stock grant and the stock option grant will be granted under the Company’s 2008 Equity Incentive Plan.  The shares of restricted stock will be subject to the same terms and conditions as existing grants of restricted stock and (i) will vest ratably over four years, (ii) are subject to forfeiture if Mr. Shiba’s employment terminates prior to the shares vesting and (iii) have the same dividend and voting rights as other common stock.  The stock options granted are subject to a four year vesting schedule and expire no later than ten years after the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: August 12, 2010	/s/ Robert Earnest
Robert Earnest
Vice President, General Counsel and Corporate Secretary